EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Outdoor Brands, Inc. of our report dated July 1, 2020, relating to the combined financial statements of the Outdoor Products & Accessories business of Smith & Wesson Brands, Inc. for the year ended April 30, 2020, appearing in Exhibit 99.1 of Amendment No. 1 of the Registration Statement on Form 10 (No. 001-39366) of American Outdoor Brands, Inc. filed with the Securities and Exchange Commission on July 13, 2020.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

August 21, 2020